SECURITY AGREEMENT

SECURITY AGREEMENT, dated January 4, 2008, made by DOCUMENT SECURITY SYSTEMS, INC. (the “Borrower”), in favor of FAGENSON & CO., INC. (“Agent”).

WITNESSETH:

WHEREAS, the Agent and the Borrower are parties to a Credit Agreement, dated as of the date hereof (such agreement, as amended, restated or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Agent has agreed to make certain term loans (each a “Loan” and collectively, the “Loans”) on behalf of the Lenders (as defined in the Credit Agreement) to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the Maximum Revolving Commitment (as defined in the Credit Agreement);

WHEREAS, it is a condition precedent to the Agent making any Loan to the Borrower pursuant to the Credit Agreement, that the Borrower shall have executed and delivered to the Agent a security agreement providing for the grant to Agent for the benefit of the Lenders of a security interest in all of the stock of the Company’s wholly owned subsidiary Plastic Printing Professionals, Inc.;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Agent to make and maintain the Loans pursuant to the Credit Agreement, the Company hereby jointly and severally agrees with the Agent as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 9 of the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine.

(b) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

SECTION 2. Grant of Security Interest . As collateral security for all of the Obligations (as defined in Section 3 hereof), the Company hereby pledges and assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders, a continuing security interest in all of the stock of its wholly owned subsidiary Plastic Printing Professionals, Inc., whether now outstanding or issued at a future date (the “Collateral”).

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a) the prompt payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Credit Agreement and the other Loan Documents, including, without limitation, (i) principal of and interest on the Loans (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Company, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (ii) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document; and

(b) the due performance and observance by the Company of all of its other obligations from time to time existing in respect of the Loan Documents.

SECTION 4. Representations and Warranties. The Company represents and warrants as follows:

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(b) The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is a party or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, or any applicable law or any contractual restriction binding on or otherwise materially affecting the Company, (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties.

(c) This Agreement is, and each other Loan Document to which the Company is or will be a party, when executed and delivered pursuant hereto, will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(d) The Company is and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for (i) the Lien created by this Agreement and (ii) the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (A) such as may have been filed in favor of Agent relating to this Agreement and (B) such as may have been filed to perfect or protect any security interests or Liens permitted by the Credit Agreement.

(e) This Agreement creates in favor of Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations.

SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding and the Credit Agreement and the other Loan Documents shall not have expired or terminated, unless Agent shall otherwise consent in writing:

(a) Further Assurances. The Company will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Agent may request in order to (i) perfect and protect the security interest purported to be created hereby; (ii) enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement.

(b) Transfers and Other Liens.

(i) Except to the extent expressly permitted by the Credit Agreement, the Company will not sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

(ii) Except to the extent expressly permitted by the Credit Agreement, the Company will not create, suffer to exist or grant any Lien upon or with respect to any Collateral.

SECTION 6. Additional Provisions Concerning the Collateral.

(a) The Company hereby (i) authorizes Agent to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) The Company hereby irrevocably appoints Agent as its attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in Agent’s discretion, to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Company under Section 5 hereof), including, without limitation, to execute assignments, licenses and other documents to enforce the rights of Agent and the Agent with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full after the termination of the Credit Agreement and the other Loan Documents.

(c) The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into Agent’s name or into the name of its nominee or nominees (to the extent Agent has not theretofore done so) and thereafter receive, for the benefit of Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. all Cash Proceeds received by Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of Agent, be held by Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Agent pursuant to Section 8 hereof) in whole or in part by Agent against, all or any part of the Obligations in such order as Agent shall elect, consistent with the provisions of the Credit Agreement and the Intercreditor Agreements. Any surplus of such cash or Cash Proceeds held by Agent and remaining after the indefeasible payment in full of all of the Obligations after the termination of the Credit Agreement and the other Loan Documents shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(b) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Agent and the Agent are legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Agent to collect such deficiency.

(c) The Company hereby acknowledges that if Agent complies with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely effect the commercial reasonableness of any sale or other disposition of the Collateral.

SECTION 8. Indemnity and Expenses.

(a) The Company agrees to defend, protect, indemnify and hold Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of Agent’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from Agent’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b) The Company will upon demand pay to Agent the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for Agent and of any experts and Agent (including, without limitation, any collateral trustee which may act as agent of Agent), which Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Agent hereunder, or (iv) the failure by the Company to perform or observe any of the provisions hereof.

SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Company or to Agent, to it at its address specified in the Credit Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three (3) Business Days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 10. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Company and Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless it is in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Agent or any Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Agent or any Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, the Company.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (A) the indefeasible payment in full of the Obligations and (B) the termination of the Credit Agreement and the other Loan Documents and (ii) be binding on the Company and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of Agent and the Agent hereunder, to the benefit of Agent and the Agent and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Company, Agent and the Agent may assign or otherwise transfer their rights and obligations under this Agreement and any other Loan Document, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Agent and the Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to Agent or any such Agent shall mean the assignee of Agent or such Agent. None of the rights or obligations of the Company hereunder may be assigned or otherwise transferred without the prior written consent of Agent, and any such assignment or transfer shall be null and void.

(e) Upon the satisfaction in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Company and (ii) Agent will, upon the Company’s request and at the Company’s expense, (A) return to the Company such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF MONROE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

h) THE COMPANY AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(i) The Company irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address provided herein, such service to become effective 10 days after such mailing.

(j) Nothing contained herein shall affect the right of Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company or any property of the Company in any other jurisdiction.

(k) The Company irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

(n) All of the obligations of the Company hereunder are joint and several. Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Company and shall not be required to proceed against the Company or seek payment from the Company. In addition, Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Company for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Patrick White
Name: Patrick White Title: Chief Executive Officer